UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2014

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway
Suite 300
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Capital Senior Living Corporation (the “Company”) held on May 22, 2014, Proposals 1, 2 and 3 were approved by the Company’s stockholders and no other business was properly brought before the Annual Meeting. The proposals are described in detail in the definitive proxy statement (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 17, 2014. At the Annual Meeting, the holders of 26,165,629 shares of the Company’s common stock, which represents approximately 90.2% of the shares of the Company’s common stock outstanding and entitled to vote as of the record date for the Annual Meeting of March 26, 2014, were represented in person or by proxy. The voting results of the Annual Meeting are set forth below.

Proposal 1 – Election of Directors – The Company’s stockholders elected Lawrence A. Cohen, E. Rodney Hornbake and Kimberly S. Herman to each serve as a director of the Company for three-year terms expiring in 2017. The voting results for each of these individuals were as follows:

Director	Votes “FOR”	Votes “WITHELD”	Broker Non-Votes
Lawrence A. Cohen	23,169,772	181,377	2,814,480
E. Rodney Hornbake	23,099,356	251,793	2,814,480
Kimberly S. Herman	23,163,613	187,536	2,814,480

Proposal 2 – Ratification of the Appointment of the Company’s Independent Auditors – The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014. The voting results were 26,103,043 shares “FOR,” 52,949 shares “AGAINST,” and 9,637 abstentions.

Proposal 3 – Advisory Vote on Executive Compensation – The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement in accordance with the compensation disclosure rules of the SEC. The voting results were 22,944,181 shares “FOR,” 339,465 shares “AGAINST,” 67,543 abstentions, and 2,814,440 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2014	Capital Senior Living Corporation

	By:	/s/ David R. Brickman
	Name:	David R. Brickman
	Title:	Senior Vice President and
General Counsel and Secretary